Exhibit 99.01

News Release Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Holding L.P. Announces First Quarter Diluted Net Income of $0.46 per Unit ($0.50 as adjusted for real estate sublease charge); Declares a $0.46 per Unit Cash Distribution

GAAP Net Income includes real estate sublease charge of $0.04 per Unit

New York, NY, May 3, 2010 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended March 31, 2010.

Assets Under Management ($ billions)	Institutions	Retail	Private Client	Total
Ending Assets Under Management	$297.0	$127.8	$76.5	$501.3
Net Flows for Three Months Ended 3/31/10	($8.6)	$2.5	($0.3)	($6.4)

Financial Results	1Q 2010	1Q 2009	1Q 2010 vs 1Q 2009	4Q 2009	1Q 2010 vs 4Q 2009
($ millions except per Unit amounts)
AllianceBernstein L.P.
Net Revenues	$725	$598	21%	$782	-7%
Net Income Attributable to AllianceBernstein Unitholders*	$148	$37	302%	$192	-23%
Operating Margin	21.6%	6.5%		25.7%
AllianceBernstein Holding L.P
Diluted Net Income per Unit*	$0.46	$0.07	557%	$0.62	-26%
Distribution per Unit*	$0.46	$0.07	557%	$0.62	-26%

*1Q 2010 GAAP results include a real estate sublease charge of $12 million, or $0.04 per Unit.

The distribution is payable on May 27, 2010 to holders of record of AllianceBernstein Holding Units at the close of business on May 13, 2010.

Performance

For the first quarter of 2010, the performance of AllianceBernstein’s investment services relative to benchmarks or peer averages was mixed. Fixed Income services again outperformed, substantially so in some non-US services.  In Equities, US Value services outperformed, but non-US Value services generally underperformed.  It was a difficult quarter for Growth services, most of which underperformed.

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Assets Under Management

Total assets under management as of March 31, 2010 were $501 billion, up $5 billion, or 1%, from December 31, 2009, and up $90 billion, or 22%, compared to March 31, 2009.  During the first quarter of 2010, assets under management increased as a result of positive investment performance, partially offset by net outflows.  Total net outflows of $6.4 billion in the first quarter of 2010 were 62% lower than in the fourth quarter of 2009 and 68% lower than the first quarter of 2009.  The Retail channel experienced net inflows of $2.5 billion, due principally to strong non-US sales.  Net outflows in the Private Client channel improved from $0.8 billion in the fourth quarter of 2009 to $0.3 billion in the first quarter of 2010, as gross outflows improved by 25%.  Net outflows in the Institutions channel improved to $8.6 billion, or 45% lower than the fourth quarter of 2009, due to lower gross outflows.  The pipeline of awarded but unfunded institutional mandates increased by 42% to $5.2 billion from $3.6 billion at the end of 2009.

Financial Results: First Quarter 2010 Compared to First Quarter 2009

Net Income Attributable to AllianceBernstein Unitholders for the first quarter 2010 of $148 million was four times greater than in the first quarter 2009 and operating margin increased three-fold to 21.6% from 6.5%.  Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership increased more than six-fold to $0.46 from $0.07.

Base fee revenues increased by $76 million, or 18%, due principally to higher revenue in the Retail and Private Client channels.  This increase was slightly higher than the year-over-year increase in average assets under management due to a change in our product mix. Bernstein Research Services revenues increased 5%, as higher European revenues were partially offset by modest declines in the US. Investment losses of $8 million were primarily due to losses of $19 million in the Venture Capital Fund (90% of which are offset in net (income) loss attributable to non-controlling interest) which were partially offset by gains of $11 million on deferred compensation-related investments.  This compares favorably to investment losses of $41 million in the first quarter of 2009, which included $28 million of losses on deferred compensation-related investments.

Operating expenses for the first quarter of 2010 were $585 million, an increase of $21 million, or 4%, due principally to a $17 million increase in distribution plan expenses associated with higher average Retail AUM. Compensation and benefits increased 2%, as higher deferred compensation expenses, resulting from higher mark-to-market gains on related investments, more than offset lower base compensation, which declined due to lower severance and base salaries. Promotion and servicing expenses increased by $17 million, or 16%, due primarily to the previously mentioned increase in distribution plan expenses, which is in-line with increased distribution revenues. G&A expenses declined slightly compared to the first quarter of 2009.  The current quarter includes a $12 million, or $0.04 per Unit, real estate sublease charge while the prior-year quarter included a $7 million real estate charge and foreign exchange losses.

Financial Results: First Quarter 2010 Compared to Fourth Quarter 2009

Net Income Attributable to AllianceBernstein Unitholders for the first quarter 2010 was 23% lower than in the fourth quarter 2009 and operating margin declined to 21.6% from 25.7%. Diluted net income and the cash distribution per Unit for the publicly-traded partnership decreased by 26% from $0.62.

Base fee revenues decreased by $18 million, or 3%, the result of lower average assets under management, a change in our product mix and two fewer calendar days in the first quarter of 2010. Performance fees declined from $16 million to $3 million, reflecting the recognition of full-year hedge fund performance fees in the fourth quarter of 2009. The $22 million negative variance in investment gains and losses is due to greater losses in the Venture Capital Fund as well as lower gains in deferred compensation-related investments.  Bernstein Research Services revenues increased 2%, due to higher European operations’ revenue.

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Operating expenses increased slightly compared to the fourth quarter of 2009. Compensation and benefits declined 1%, as lower base compensation, the result of lower severance and base salaries, and lower incentive compensation, was mostly offset by higher commissions and fringes, the latter principally due to higher payroll tax accruals, the result of the annual reset of employer tax caps.  Promotion and servicing expenses declined by $6 million, or 5%, due to lower distribution plan expenses and travel-related expenses. General and Administrative expenses increased $13 million, or 11%, principally due to the $12 million real estate sublease charge.

Management Commentary

“Overall, the first quarter of 2010 reflected continued improvement for our firm.  While total AUM grew by only 1% sequentially, outflows decreased substantially, with Retail flows turning positive and net outflows declining in our other two channels.  Bernstein Research, which recently garnered a #1 and #2 ranking in two separate, independent surveys of institutional clients for research and trading, respectively, continued to gain market share while funding growth initiatives in electronic trading, derivatives, Equity Capital Markets and Asia.  We continued our efforts to develop and launch innovative new services that we believe will better serve client needs and generate incremental revenue for the firm,” said Peter S. Kraus, Chairman and Chief Executive Officer.

“We remain committed to delivering strong investment performance over the long-term to our clients, developing innovative services to meet their evolving needs, expanding our client base, motivating our employees and improving returns for our Unitholders. After a year of transition, our central theme in 2010 is executing on this strategy – and the first quarter was a good start.  We ended the quarter with greater than $500 billion in assets under management for the first time since September of 2008, yet with a lower expense base, setting the stage for improved financial results.  Our success, and that of all AllianceBernstein stakeholders, remains contingent on the continued focus and dedication of our employees, of which I am most confident,” concluded Mr. Kraus.

First Quarter 2010 Earnings Conference Call Information

AllianceBernstein’s management will review first quarter 2010 financial and operating results on Monday, May 3, 2010 during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of trading on the New York Stock Exchange. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and John B. Howard, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 67440215.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of its financial results.

A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EDT) on May 3, 2010 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 67440215.

Cautions Regarding Forward-Looking Statements

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Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2009. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
The expectation that our current AUM level, coupled with a lower expense base sets the stage for improved financial results: Unanticipated events and factors, including pursuit of strategic initiatives, may expand AllianceBernstein’s expense base, thus limiting the extent to which it benefits from any positive leverage in future periods. Growth in revenues will depend on the level of assets under management, which in turn depends on factors such as the actual performance of the capital markets, the performance of AllianceBernstein’s investment products and other factors beyond its control.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world. AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint venture, operates in more than 20 countries. AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities. Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers high-quality, in-depth research, portfolio strategy and brokerage-related services to institutional investors, and equity capital markets services to issuers of publicly-traded securities.

At March 31, 2010, AllianceBernstein Holding L.P. owned approximately 36.6% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 62.3% economic interest in AllianceBernstein.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  March 31, 2010

	Three Months Ended
$ thousands, unaudited	3/31/10	3/31/09	12/31/09
Revenues:
Base Fees	$509,578	$432,632	$526,675
Performance Fees	2,674	12,330	16,487
Bernstein Research Services	110,752	105,642	108,775
Distribution Revenues	80,349	58,076	80,891
Dividend and Interest Income	3,911	7,801	7,386
Investment Gains (Losses)	(8,020)	(41,237)	13,720
Other Revenues	26,562	24,072	28,430
Total Revenues	725,806	599,316	782,364
Less: Interest Expense	720	1,752	503
Net Revenues	725,086	597,564	781,861
Expenses:
Employee Compensation & Benefits	319,425	313,803	323,391
Promotion & Servicing
Distribution Plan Payments	58,566	42,441	61,261
Amortization of Deferred Sales Commissions	12,121	14,897	12,819
Other	51,012	47,292	53,977
General & Administrative(1)	138,048	139,198	124,635
Interest on Borrowings	555	964	566
Amortization of Intangible Assets	5,377	5,179	4,956
Total Expenses	585,104	563,774	581,605

Operating Income	139,982	33,790	200,256
Non-Operating Income	4,515	6,285	4,552
Income Before Income Taxes	144,497	40,075	204,808
Income Taxes	13,004	8,564	13,901
Net Income	131,493	31,511	190,907
Net (Income) Loss of Consolidated Entities Attributable to Non-Controlling Interests	16,773	5,340	733
Net Income Attributable to AllianceBernstein Unitholders	$148,266	$36,851	$191,640

Operating Margin(2)	21.6%	6.5%	25.7%

(1)	General and Administrative expenses for the three months ended 3/31/10 include a $12 million real estate sublease charge.
(2)	Operating Margin = (Operating Income less Net Income/plus Net Loss of Consolidated Entities Attributable to Non-Controlling Interests / Net Revenues).

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	3/31/10	3/31/09	12/31/09
Equity in Net Income Attributable to AllianceBernstein Unitholders	$54,210	$12,612	$67,086
Income Taxes	6,964	5,877	7,415
Net Income	47,246	6,735	59,671

Additional Equity in Earnings of Operating Partnership (1)	612	-	731
Net Income - Diluted	$47,858	$6,735	$60,402
Diluted Net Income per Unit(2)	$0.46	$0.07	$0.62
Distribution per Unit(2)	$0.46	$0.07	$0.62

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2)	GAAP results for the three months ended 3/31/2010 include a real estate sublease charge of $12 million, or $0.04 per Unit.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 3/31/10
	Units	Basic	Diluted
AllianceBernstein L.P.	275,198,437	274,907,643	276,736,109
AllianceBernstein Holding L.P	101,804,594	101,513,800	103,342,266

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  March 31, 2010
($ billions)

Ending and Average

	Three Months Ended
	3/31/10	3/31/09	12/31/09
Ending Assets Under Management	$501.3	$410.7	$495.5
Average Assets Under Management	$490.1	$423.9	$494.0

Three-Month Changes By Distribution Channel

	Institutions	Retail	Private Client	Total
Beginning of Period	$300.0	$120.7	$74.8	$495.5
Sales/New accounts	3.5	10.5	2.1	16.1
Redemptions/Terminations	(9.9)	(6.3)	(1.5)	(17.7)
Cash flow	(2.2)	(1.4)	(0.8)	(4.4)
Unreinvested dividends	-	(0.3)	(0.1)	(0.4)
Net Flows	(8.6)	2.5	(0.3)	(6.4)
Investment Performance	5.6	4.6	2.0	12.2
End of Period	$297.0	$127.8	$76.5	$501.3

Three-Month Changes By Investment Service

	Value	Growth	Fixed Income	Other (1)	Total
Beginning of Period	$171.2	$94.1	$184.3	$45.9	$495.5
Sales/New accounts	2.3	2.5	10.4	0.9	16.1
Redemptions/Terminations	(6.7)	(6.0)	(4.9)	(0.1)	(17.7)
Cash flow	(2.9)	(1.4)	0.1	(0.2)	(4.4)
Unreinvested dividends	-	-	(0.4)	-	(0.4)
Net Flows	(7.3)	(4.9)	5.2	0.6	(6.4)
Investment Performance	5.5	2.0	2.8	1.9	12.2
End of Period(2)	$169.4	$91.2	$192.3	$48.4	$501.3
(1) Includes index, structured, asset allocation services and other non-actively managed AUM.
(2) Approximately $86 billion in Blend Strategies AUM are reported in their respective services.

By Client Domicile

	Institutions	Retail	Private Client	Total
U.S. Clients	$159.0	$86.7	$74.4	$320.1
Non-U.S. Clients	138.0	41.1	2.1	181.2
Total	$297.0	$127.8	$76.5	$501.3

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